Registration Nos. 2-95786 & 811-4229

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 [ ]

                     Pre-Effective Amendment No. _______ [ ]

                        Post-Effective Amendment No. [ ]

                             REGISTRATION STATEMENT
                 UNDER THE INVESTMENT COMPANY ACT OF 1940 [ X ]

                             Amendment No. 25 [ X ]

                          CHURCHILL CASH RESERVES TRUST
               (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

                                EDWARD M.W. HINES
                        Hollyer Brady Barrett & Hines LLP
                          551 Fifth Avenue, 27th Floor
                            New York, New York 10176
                     (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box):

[   ] immediately upon filing pursuant to paragraph (b)
[   ] on (date)pursuant to paragraph (b)
[   ] 60 days after filing pursuant to paragraph (a)(i)
[   ] on (date) pursuant to paragraph (a)(i)
[   ] 75 days after filing pursuant to paragraph (a)(ii)
[   ] on (date) pursuant to paragraph (a)(ii) of Rule 485.
[   ] This post-effective amendment designates a new effec-
       tive date for a previous post-effective amendment.

                                     Part A

                          Churchill Cash Reserves Trust
                   380 Madison Avenue, Suite 2300 * New York,
                          New York 10017 800-437-1020 *
                                  212-697-6666


     The investment objectives and policies and general method of operations of the Trust have been those of a "money-market fund" since its inception. Since January 26, 2001 however, the Trust has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Trust may chose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

The following material represents the Trust's responses to the applicable items of Form N1-A if it resumes operations as a money- market fund.

The Trust's Objective, Investment Strategies and Main Risks

"What is the Trust's objective?"

     The objective of the Trust, which is a fundamental policy, is to achieve as high a level of current income, stability and liquidity for investors' cash assets as can be obtained from investing in a diversified portfolio of short-term "money-market" securities meeting specific quality standards.

"What are the Trust's investment strategies?"

     The Trust seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.

     Under the current management policies, the Trust invests only in the following types of obligations:

     (1) Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

     (2) Bank obligations and instruments secured by them. ("Banks" include commercial banks, savings banks and savings and loan associations.)

     (3) Short-term corporate debt known as "commercial paper."

     (4) Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

     (5) Variable amount master demand notes which are repayable on not more than 30 days' notice.

     (6) Repurchase agreements.

     The Trust seeks to maintain a net asset value of $1.00 per share.

     In general, not more than 5% of the Trust's net assets can be invested in the securities of any issuer.

     The dollar weighted average maturity of the Trust will be 90 days or less and the Trust may buy only those instruments that have a remaining maturity of 397 days or less.

     Securities the Trust buys must present minimal credit risks and at the time of purchase be rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations ("NRSROs") or if unrated, they must be determined by the Board of Trustees to be of comparable quality. Some securities may have third-party guarantees to meet these rating requirements.

    The Trust may change any of its management policies without shareholder approval.

  "What are the main risks of investing in the Trust?"

     Although the Trust seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Trust.

     Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Trust's overall 10% limitation on securities which are illiquid. These notes are also subject to credit risk.

     Repurchase agreements involve some risk to the Trust if the other party does not fulfill its obligations under the agreement.

     The value of money-market instruments tends to fall if prevailing interest rates rise.

     Corporate bonds and debentures are subject to interest rate and credit risks.

     Interest rate risk relates to fluctuations in market value arising from changes in interest rates. If interest rates rise, the value of debt securities will normally decline. All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk. Credit risk relates to the ability of the particular issuers of the obligations the Trust owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.

     Investments in foreign banks and foreign branches of United States banks involve certain risks. Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards. Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

                                Trust Management

Management

     Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017 (the "Manager"), acts as the Trust's Manager under the Advisory and Administration Agreement. The Manager is responsible for administrative services, including providing for the maintenance of the headquarters of the Trust, overseeing relationships between the Trust and the service providers to the Trust, either keeping the accounting records of the Trust or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Trust, maintaining the Trust's books and records and providing other administrative services.


     Under the Advisory and Administration Agreement, the Trust would pay the Manager a fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of 0.50 of 1% of such net asset value. Since the Trust ceased operations, all such fees have been waived.


Information About the Manager

     The Trust's Manager is a wholly-owned subsidiary of Aquila Management Corporation ("AMC"), founder of each fund in the Aquilasm Group of Funds, which consists of tax-free municipal bond funds, money-market funds and an equity fund. As of December 31, 2005, these funds had aggregate assets of approximately $4.5 billion, of which approximately $2.0 billion consisted of assets of the money-market funds. AMC's address is the same as that of the Manager. AMC, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann, directly, through two trusts and through share ownership by his wife.


                            Net Asset Value per Share

     The Trust's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange and the Custodian are open (a "Business Day") by dividing the value of the net assets of the Trust (i.e., the value of the assets less liabilities, exclusive of surplus) by the total number of shares outstanding.

     The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances. The net asset value per share is based on a valuation of the Trust's investments at amortized cost.

     The New York Stock Exchange annually announces the days on which it will not be open. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on other days as well. In addition, the Custodian is not open on Columbus Day and Veterans Day.



                           How to Invest in the Trust

     The following is for information only; shares are not currently being offered for sale to the public.


                                    Purchases

"How do I purchase shares?"

Opening an Account

     To open a new account, you must send a properly completed application to PFPC Inc. (the "Agent"). The Trust will not honor redemption of shares purchased by wire payment until a properly completed application has been received by the Agent. The minimum initial investment is $1,000. Subsequent investments may be in any amount.

     You can make investments in any of these three ways:

     1. By Mail. You can make payment by check, money order, Federal Reserve Draft or other negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a "Financial Institution"), payable to the order of Churchill Cash Reserves Trust and mailed to:

     PFPC Inc.
     Attn: Aquilasm Group of Funds
     760 Moore Road
     King of Prussia, PA 19406-1212

     2. By Wire. You can wire Federal funds (monies credited to a bank's account with a Federal Reserve Bank) to PNC Bank, NA.

     To insure prompt and proper crediting to your account, if you choose this method of payment, you should first telephone the Agent (800-437-1000 toll free) and then instruct your bank to wire funds as indicated below:

     PNC BANK, NA
     Philadelphia, PA
     ABA No. 0310-0005-3
     Account No. 85-0242-8525

         Your bank's wire instructions should indicate the following:

       FFC:  Churchill Cash Reserves Trust

         In addition you should supply:

         * Account name and number (if an existing account).

         * The name in which the investment is to be registered (if a new account).

Your bank may impose a charge for wiring funds.


     3. Through Brokers. If you wish, you may invest in the Trust by purchasing shares through registered broker/dealers.

     The Trust imposes no sales or service charge, although broker-dealers may make reasonable charges to their customers for their services. The services to be provided and the fees therefor are established by each broker-dealer acting independently; broker/dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Trust. Broker/dealers are responsible for prompt transmission of orders placed through them.




                    Opening An Account                                         Adding to an Account

*Make out a check for the investment amount payable to the   *Make out a check for the investment amount payable to
Trust.                                                       the Trust.

*Complete a New Account Application, which is available      *Fill out the pre-printed stub attached to the Trust's
with the Prospectus or upon request, indicating the          confirmations or supply the name(s) of account
features you wish to authorize.                              owner(s), the account number and the name of the Trust.

                                                             *Send your check and account information to your dealer
*Send your check and completed New Account Application to    or to the Trust's Agent, PFPC Inc., or
your dealer or to the Trust's Agent, PFPC Inc., or
                                                             *Wire funds as described above.
*Wire funds as described above.



Be sure to supply the name(s) of account owner(s), the account number and the name of the Trust.


"Can I transfer funds electronically?"

     You can have funds transferred electronically, in amounts of $50 or more, from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, "Automatic Investment" and "Telephone Investment."

          * Automatic Investment: You can authorize a pre-determined amount to be regularly transferred from your account.

          * Telephone Investment: You can make single investments of up to $50,000 by telephone instructions to the Agent.

         Before you can transfer funds electronically, the Trust's Agent must have your completed New Account Application authorizing these features. If you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form which is available from the Distributor or Agent, or if your account is set up so that your broker or dealer makes these sorts of changes, request your broker or dealer to make them. The Trust may modify or terminate these investment methods or charge a service fee, upon 30 days' written notice to shareholders.

"When are shares issued and dividends declared on them?"

The Trust issues shares two ways.

     First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.

"When will my order become effective under the First Method?"

     The Trust must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows.



                                          When will an order received before      When will an order received after
                                            4:00 p.m. on a Business Day be         4:00 p.m. on a Business Day be
            Payment Method.                        deemed effective?                      deemed effective?

By wire in Federal Funds or Federal      That day.                              Next Business Day.
Reserve Draft
By wire not in Federal Funds             4:00 p.m. on the Business Day          4:00 p.m. on the Business Day
                                         converted to Federal Funds (normally   converted to Federal Funds (normally
                                         the next Business Day).                the next Business Day).

By Check                                 4:00 p.m. on the Business Day          4:00 p.m. on the Business Day
                                         converted to Federal Funds (normally   converted to Federal Funds (normally
                                         two Business Days for checks on        two Business Days for checks on
                                         banks in the Federal Reserve System,   banks in the Federal Reserve System,
                                         longer for other banks).               longer for other banks).

Automatic                                Investment The day you specify; if it
                                         is not a Business Day, on the next
                                         Business Day.

Telephone Investment                     That day.                              Next Business Day.



     All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued. (The Agent will convert wires and checks to Federal funds as your agent.)

     Second Method- For broker/dealers or banks which have requested that this method be used, to which request the Trust has consented. You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment. You will not be paid a dividend on the day on which your shares are redeemed.

"When will my order be effective under the Second Method?"

              Your purchase order is effective and your funds are deemed available for investment on that day, if

                 (i) you advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested; and

                 (ii) your payment in Federal funds is received by wire on that day.

     The second investment method is available to prospective investors in shares of the Trust who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Trust will advise you as to the broker/dealers or banks through which such purchases may be made.

         The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under both methods, the Agent will, unless you request otherwise, redeem those shares first purchased, regardless of the method under which they were purchased.

     Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form. Under each method, the Application must be properly completed and have been received in proper form by the Agent; the Trust or the Distributor may also reject any purchase order. Under each method, Federal funds (see above) must either be available to the Trust or the payment thereof must be guaranteed to the Trust so that the Trust can be as fully invested as practicable.


                            Redeeming Your Investment

     You may redeem some or all of your shares by a request to the Agent. Shares will be redeemed at the next net asset value determined after your request has been received in proper form.

     There is no minimum period for investment in the Trust, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.

A redemption may result in a tax liability for you.

"How can I redeem my investment?"


     By mail, send instructions to:            By telephone, call:          By FAX, send instructions to:

PFPC Inc.                                          800-437-1000                      610-312-5463
Attn:  Aquilasm Group of Funds                      toll free
760 Moore Road
King of Prussia, PA 19406-1212


For liquidity and convenience, the Trust offers expedited redemption.


Expedited Redemption Methods
(Non-Certificate Shares Only)

     You may request expedited redemption for any shares not issued in certificate form in two ways:

     1 By Telephone. The Agent will take instructions from anyone by telephone to redeem shares and make payments:

     a) to a Financial Institution account you have previously specified; or

     b) by check in the amount of $50,000 or less, mailed to the same name and address (which has been unchanged for the past 30 days) as the account from which you are redeeming. You may only redeem by check via telephone request once in any 7-day period.

                              Telephoning the Agent


     Whenever you telephone the Agent, please be prepared to supply:

          *    account name(s) and number

          *    name of the caller

          *    the social security number registered to the account

          *    personal identification

Note: Check the accuracy of your confirmation statements immediately upon receipt. The Trust, the Agent, and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller's identity. The Agent may record calls.

         2. By FAX or Mail. You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent, PFPC Inc., by FAX at 610-312-5463 or by mail to 760 Moore Road, King of Prussia, PA 19406-1212. The letter, signed by the registered shareholder(s) (no signature guarantee is required), must indicate:

                  account name(s),

                  account number,

                  amount to be redeemed,

                  any payment directions.

     To have redemption proceeds sent directly to a Financial Institution account, you must complete the Expedited Redemption section of the New Account Application or a Ready Access Features Form. You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and
(3) possible additional documentation.

     The name(s) of the shareholder(s) on the Financial Institution account must be identical to the name(s) on the Trust's records of your account.

     You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.

     3. By Check. The Agent will, upon request, provide you with forms of drafts ("checks") drawn on PNC Bank, NA (the "Bank"). This feature is not available if your shares are represented by certificates. These checks represent a further alternative redemption means and you may make them payable to the order of anyone in any amount of not less than $100. You will be subject to the Bank's rules and regulations governing its checking accounts. If the account is registered in more than one name, each check must be signed by each account holder exactly as the names appear on the account registration, unless expressly stated otherwise on your New Account Application.

     There is no charge for the maintenance of this special check writing privilege or for the clearance of any checks.

     When such a check is presented to the Bank for payment, a sufficient number of full and fractional shares in your account will be redeemed to cover the amount of the check. This check writing redemption procedure enables you to continue receiving dividends on those shares equaling the amount being redeemed by check until such time as the check is actually presented to the Bank for payment.

     Because these checks are paid by redemption of shares in your account, you should be certain that adequate shares are in the account to cover the amount of the check. If insufficient redeemable shares are in the account, the redemption check will be returned marked "insufficient funds." The fact that redemption checks are drafts may also permit a bank in which they are deposited to delay crediting the account in question until that bank has received payment funds for the redemption check. Note: You cannot use checks to redeem shares represented by certificates. If you purchase shares by check, you cannot use checks to redeem them until 15 days after your purchase.

     You may not present checks directly to any branch of the Bank. This does not affect checks used for the payment of bills or cashed at other banks. You may not use checks to redeem the entire balance of your account, since the number of shares in your account changes daily through dividend payments, which are automatically reinvested in full and fractional shares. Only expedited redemption to a predesignated bank account or the regular redemption method (see below) may be used when closing your account.

     Multiple Redemption Services. You are not limited in choice of redemption methods but may utilize all available forms. However, when both redemption to a predesignated Financial Institution account and check writing are desired, you must so elect on your New Account Application, or by proper completion of a Ready Access Features Form.

Regular Redemption Method
(Certificate and Non-Certificate Shares)

Certificate Shares. Mail to the Trust's Agent: (1) blank
(unsigned) certificates for the shares to be redeemed, (2) redemption instructions, and (3) a stock assignment form.

     To be in "proper form," items (2) and (3) above must be signed by the registered shareholder(s) exactly as the account is registered. For a joint account, both shareholder signatures are necessary.

     For your protection, mail certificates separately from signed redemption instructions. We recommend that certificates be sent by registered mail, return receipt requested.

     We may require additional documentation for certain types of shareholders such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record.

         Signature Guarantees. If sufficient documentation is on file, we do not require a signature guarantee for redemptions of certificate or non-certificate shares up to $50,000, payable to the record holder, and sent to the address of record, except as noted above. In all other cases, signatures must be guaranteed.

     Your signature may be guaranteed by any:

          *    member of a national securities exchange

          *    U.S. bank or trust company

          *    state-chartered savings bank

          *    federally chartered savings and loan association

          *    foreign bank having a U.S. correspondent bank; or

          *    participant in the Securities Transfer Association
          Medallion Program ("STAMP"), the Stock Exchanges
          Medallion Program ("SEMP") or the New York Stock
          Exchange, Inc. Medallion Signature Program ("MSP")

A notary public is not an acceptable signature guarantor.

     Non-Certificate Shares. You must use the Regular Redemption Method if you have not chosen Expedited Redemption to a predesignated Financial Institution account. To redeem by this method, send a letter of instruction to the Trust's Agent, which includes:

          *    Account name(s)

          *    Account number

          * Dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed

          * Payment instructions (we normally mail redemption proceeds to your address as registered with the Trust)

          *    Signature(s) of the registered shareholder(s) and

          * Signature guarantee(s), if required, as indicated above after "certificate shares."

"When will I receive the proceeds of my redemption?"

     Redemption proceeds are normally sent, as shown below, to your address of record on the next business day following receipt of your redemption request in proper form. Except as described below, payments will normally be sent to your address of record within seven days.



     Redemption                   Method of Payment                                    Charges

Under $1,000.                   Check.                                                 None.

$1,000 or more.                 Check, or wired or transferred through the             None.
                                Automated Clearing House to your Financial
                                Institution account, if you so requested on your
                                New Account Application or Ready Access Features
                                Form.
Through a broker/dealer.        Check or wire, to your broker/dealer.                  None.  However, your
                                                                                       broker/dealer may charge
                                                                                       a fee.


     Redemption proceeds on shares issued under the second method will be wired in Federal funds on the date of redemption, if practicable, or as soon thereafter as practicable, irrespective of amount. Redemption requests as to such shares may be made by telephone.

     Although the Trust does not currently intend to, it can charge up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 30 days' written notice to shareholders the Trust may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated. If any such changes are made, the Prospectus will be supplemented to reflect them.

     The Trust may delay payment for redemption of shares recently purchased by check (including certified, cashier's or official bank check) or by Automatic Investment or Telephone Investment up to 15 days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that your Financial Institution will honor the check or transfer of funds. You can eliminate possible delays by paying for purchased shares with wired funds or Federal Reserve drafts.

         The Trust has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the "SEC") restricts trading on the New York Stock Exchange, (iii) when the SEC determines that an emergency exists which causes disposal of, or determination of the value of, the portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.

     The Trust can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.

         Redemption proceeds may be paid in whole or in part ("redemption in kind") by distribution of the Trust's portfolio securities in conformity with SEC rules. This method will only be used if the Board of Trustees determines that payments partially or wholly in cash would be detrimental to the best interests of the remaining shareholders.

"Is there an Automatic Withdrawal Plan?"

     An Automatic Withdrawal Plan allows you to arrange to receive a monthly or quarterly check in a stated amount, not less than $50.

                           Dividends and Distributions

     The Trust will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the "second" method.

     You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.

     Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.

     It is possible but unlikely that the Trust may have realized long-term capital gains or losses in a year.

     Dividends will automatically be reinvested in full and fractional shares of the Trust at net asset value unless you elect otherwise.

     You may choose to have all or any part of the payments for dividends paid in cash. You can elect to have the cash portion of your dividends deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.

     You can make any of these elections on the New Account Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.

         Whether your dividends are paid in cash or reinvested, you will receive a monthly statement indicating the current status of your account.

         If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Trust may be required to impose backup withholding at a rate of 28% upon payment of redemptions and dividends.

         The Trust reserves the right to change the dividend and distribution payment option on your account to "reinvest" if mail sent to the address on your account is returned by the post office as "undeliverable" and you have elected to have your account dividends and/or distributions paid in cash. In such event, the Trust would then purchase additional shares of the Trust with any dividend or distribution payments that are "undeliverable". In order to change the option back to "cash", you would need to send the Agent written instructions as described above.


Confirmations and Share Certificates

     A statement will be mailed to you confirming each purchase of shares in the Trust. Accounts are rounded to the nearest 1/1000th of a share. The Trust will not issue share certificates unless you so request from the Agent in writing and declare a need for such certificates, such as a pledge of shares or an estate situation. If you have certificates issued, Expedited Redemption methods described above will not be available and delay and expense may be incurred if you lose the certificates. The Trust will not issue certificates for fractional shares or to shareholders who have elected the checking account or predesignated bank account methods of withdrawing cash from their accounts.

     The Trust and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.


Distribution Plan

None.

                                     Part B

                          CHURCHILL CASH RESERVES TRUST

                               380 Madison Avenue
                                   Suite 2300
                            New York, New York 10017
                                  212-697-6666

This Part B is called the Statement of Additional Information (the "SAI").

This SAI is not a Prospectus. The SAI should be read in conjunction with Part A of Churchill Cash Reserves Trust (the "Trust").

                              FINANCIAL STATEMENTS

The financial statements for the Trust for the year ended September 30, 2005, which are contained in the Annual Report for that fiscal year, are hereby incorporated by reference into the SAI. Those financial statements have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, whose report thereon is incorporated herein by reference. The Annual Report of the Trust for the fiscal year ended September 30, 2005 can be obtained without charge by calling 800-437-1020 toll-free. The Annual Report will be delivered with the SAI.


                          CHURCHILL CASH RESERVES TRUST

                       STATEMENT OF ADDITIONAL INFORMATION

                                  Trust History

     Churchill Cash Reserves Trust is an open-end, diversified management investment company. It was organized in 1984 as a Massachusetts business trust. It operated as a money-market fund until January 26, 2001, when it ceased operations. It has not offered its shares to the public since that date.

         The following represents the Trust's responses to the applicable items of form N1-A if it resumes operations as a money-market fund.

                         Investment Strategies and Risks

Additional Information About the Trust's Investments

     Under the current management policies, the Trust invests only in the following types of obligations:

     (1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

     (2) Bank Obligations and Instruments Secured by Them: Bank obligations (i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks, foreign branches of such banks or U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" include commercial banks, savings banks and savings and loan associations.)

     (3) Commercial Paper: Short-term corporate debt.

     (4) Corporate Debt Obligations: Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

     (5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Trust at varying rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Trust has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.

     (6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest (see 2 above) or a corporation in whose commercial paper the Trust may invest (see 3 above). If the Trust invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.

     (7) Repurchase Agreements: The Trust may purchase securities subject to repurchase agreements with commercial banks and broker-dealers provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by two or more nationally recognized statistical rating organizations ("NRSROs").

     (8) When-Issued or Delayed Delivery Securities: The Trust may buy securities on a when-issued or delayed delivery basis. The Trust may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Trust's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Trust until delivery and payment take place; their value at the delivery date may be less than the purchase price.

Further Information about Variable Amount Master Demand Notes

     Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. Except for those notes which are payable at principal amount plus accrued interest within seven days after demand, such notes fall within the SEC's overall 10% limitation on securities with possible limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be "First Tier Securities" (as defined in Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act")) and must present minimal credit risks.

Information On Insured Bank Obligations

     The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively, herein, "banks") up to $100,000. The Trust may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand or the Board of Trustees determines that a readily available market exists for such obligations, the Trust will invest in them only within a 10% limit.

Information about Certain Other Obligations

     The Trust may purchase obligations other than those listed in categories 1 through 5, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest or a corporation in whose commercial paper the it may invest. If any such guarantee is unconditional and is itself an "Eligible Security," (as defined in Rule 2a-7), the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an Eligible Security and meets all other applicable requirements of Rule 2a-7. As of the date of this SAI, the Trust does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Trust invests in these assets, they will be identified in the Trust's Prospectus and described in the SAI.

U.S. Government Securities

     The Trust may invest in U.S Government securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

     The Trust may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Farmers Home Administration, Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

     Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Trust will invest in government securities, including securities of agencies and instrumentalities only if the Manager, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.

Portfolio Turnover

     In general, the Trust will purchase securities with the expectation of holding them to maturity. However, the Trust may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Trust may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Trust will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Trust invests. (In the usual calculation of portfolio turnover, securities of the type in which the Trust invests are excluded; consequently, the high turnover which the Trust will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

     The Trust may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time the Trust makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Trust will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Trust will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Trust will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Trust chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. The Trust may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued commitments.

Diversification and Certain Industry Requirements

     The Trust has a rule, under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Trust considers the industry of the issuer to be that of the related operating company.

                                 Policies of the Trust
Investment Restrictions

     The Trust has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies," may not be changed unless the holders of a majority, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust's outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Trust means the vote of the holders of the lesser of (a) 67% or more of the Trust's shares present at a meeting or represented by proxy if the holders of more than 50% of its shares are so present or represented, or (b) more than 50% of its outstanding shares. Those fundamental policies of the Trust are as follows.

1. The Trust invests only in certain limited securities.

     The Trust cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

The Trust cannot purchase or hold the securities of any issuer if, to its knowledge, Trustees, Directors or officers of the Trust, its Adviser or Sub-Adviser, who individually own beneficially more than 0.5% of the securities of that issuer, together own in the aggregate more than 5% of such securities.

     The Trust cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it could otherwise buy even though the issuer invests in real estate or interests in real estate.

2. Almost all of the Trust's assets must be in established companies.

     Only 5% of the Trust's total assets may be in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

3. The Trust does not buy for control.

     The Trust cannot invest for the purpose of exercising control or management of other companies.

4. The Trust does not sell securities it does not own or borrow from brokers to buy securities.

     Thus, it cannot sell short or buy on margin.

5. The Trust is not an underwriter.

     The Trust cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are securities which cannot freely be sold for legal reasons.

6. The Trust has diversification and certain anti- concentration requirements.

     The Trust cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

     The Trust cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer, provided, however that the Trust may invest not more than 25% of its total assets in the First Tier Securities (as defined in Rule 2a-7 under the 1940 Act) of a single issuer for a period of up to three business days after the purchase thereof, and provided, further that the Trust may not make more than one investment in accordance with the foregoing proviso at any time.

     The Trust cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry; U.S. Government Securities and those domestic bank obligations and instruments of domestic banks which the Trust may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

     7. The Trust can make loans only by lending securities or entering into repurchase agreements.

     The Trust can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Trust can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets to specified borrowers (broker-dealers, banks and certain other financial institutions) to increase its income and enter into repurchase agreements. The Trust may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Trust and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

     8. The Trust can borrow only in limited amounts for special purposes.

     The Trust can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. The Trust will not borrow to purchase securities or to increase its income but only to meet redemptions so that it will not have to sell securities to pay for redemptions. Interest on borrowings would reduce the Trust's income. The Trust will not purchase any securities while it has any outstanding borrowings which exceed 5% of the value of its assets.

         Except in connection with borrowings, the Trust will not issue senior securities.

Loans of Portfolio Securities

     The Trust may, to increase its income, lend its securities on a short- or long-term basis to broker-dealers, banks or certain other financial institutions (see below) if (i) the loan is collateralized in accordance with applicable regulatory requirements (the "Guidelines") and if (ii) after any loan, the value of the securities loaned does not exceed 10% of the value of its total assets. As of the date of this SAI, the Trust does not foresee lending securities if after any loan the value of loaned securities exceeds 5% of the value of its total assets. The financial institutions other than broker-dealers or banks to which the Trust can lend its securities are limited to "accredited investors," as that term is defined in Section 2(15) of the Securities Act of 1933. (In general, such institutions are insurance companies, investment companies and certain employee benefit plans.) Under the present Guidelines (which are subject to change) the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, bank letters of credit or U.S. Government securities. To be acceptable as collateral, a letter of credit must obligate a bank to pay amounts demanded by the Trust if the demand meets the terms of the letter. Such terms and the issuing banks would have to be satisfactory to the Trust. Any loan might be secured by any one or more of the three types of collateral. In addition, any such investment must meet the applicable requirements of Rule 2a- 7 under the 1940 Act

     The Trust receives amounts equal to the interest or other distributions on loaned securities and also receives one or more of the negotiated loan fees, interest on securities used as collateral or interest on the securities purchased with such collateral, either of which types of interest may be shared with the borrower. The Trust may also pay reasonable finder's, custodian and administrative fees but only to persons not affiliated with the Trust. The terms of the Trust's loans will meet certain tests under the Internal Revenue Code and permit the Trust to terminate the loan and thus reacquire loaned securities on five days' notice.

                             Management of the Trust

The Board of Trustees

         The business and affairs of the Trust are managed under the direction and control of its Board of Trustees. The Board of Trustees has authority over every aspect of the Trust's operations, including approval of the advisory and any sub-advisory agreements and their annual renewal, the contracts with all other service providers and payments under the Trust's Distribution Plan and Shareholder Services Plan.

         The Trust has an Audit Committee, consisting of all of the Trustees who are "independent" and are not "interested persons" of the Trust. The Committee recommends to the Board of Trustees what independent registered public accounting firm will be selected by the Board of Trustees, reviews the methods, scope and result of audits and the fees charged, and reviews the adequacy of the Trust's internal accounting procedures and controls. The Audit Committee had two meetings during the last fiscal year.

         The Trust has a Nominating Committee, consisting of all of the non-interested Trustees. The Nominating Committee held no meetings during the last fiscal year. The committee will consider nominees recommended by the shareholders, who may send recommendations to the committee in care of the Manager at 380 Madison Avenue, New York, NY 10017.

Trustees and Officers


     The following material includes information about each Trustee and officer of the Trust.


                                                                       Number of
                         Positions Held                                Portfolios      Other Directorships
                         with                                          in Fund         Held by Trustee
                         Trust and                                     Complex         (The position held is
Name, Address(1)         Length of        Principal Occupation(s)      Overseen        a directorship unless
and Date of Birth        Service(2)       During Past 5 Years          by Trustee(3)   indicated otherwise.)
------------------       ----------       -------------------          -------------   ---------------------

Interested
Trustees(4)

Lacy B. Herrmann         Founder and      Founder and Chairman of the        4       Director or trustee, Pimco
New York, NY             Chairman of      Board, Aquila Management                   Advisors VIT, Oppenheimer Quest
(05/12/29)               the Board of     Corporation, the sponsoring                Value Funds Group, Oppenheimer
                         Trustees since   organization and parent of the             Small Cap Value Fund,
                         1985             Manager or Administrator and/or            Oppenheimer Midcap Fund, and
                                          Adviser or Sub-Adviser to each             Oppenheimer Rochester Group of
                                          fund of the Aquilasm Group of              Funds.
                                          Funds; Chairman of the Manager
                                          or Administrator and/or Adviser
                                          or Sub-Adviser to each since
                                          2004; Founder, Chairman Emeritus
                                          and Trustee of Aquila Rocky
                                          Mountain Equity Fund; Founder
                                          and Chairman Emeritus of
                                          Hawaiian Tax-Free Trust, Pacific
                                          Capital Cash Assets Trust,
                                          Pacific Capital Tax-Free Cash
                                          Assets Trust, Pacific Capital
                                          U.S. Government Securities Cash
                                          Assets Trust, Tax-Free Fund of
                                          Colorado, Churchill Tax-Free
                                          Fund of Kentucky, Narragansett
                                          Insured Tax-Free Income Fund,
                                          Tax-Free Trust of Arizona,
                                          Tax-Free Trust of Oregon and
                                          Tax-Free Fund For Utah;
                                          previously Chairman and a
                                          Trustee of each fund in the
                                          Aquilasm Group of Funds since
                                          its establishment until 2004 or
                                          2005; Director of the
                                          Distributor since 1981 and
                                          formerly Vice President or
                                          Secretary, 1981-1998; Trustee
                                          Emeritus, Brown University and
                                          the Hopkins School; active in
                                          university, school and
                                          charitable organizations.

Non-interested
Trustees

Theodore T. Mason        Trustee since    Executive Director, East Wind      8      Trustee, Pimco Advisors VIT.
New York, NY             1985             Power Partners LTD since 1994
(11/24/35)                                and Louisiana Power Partners,
                                          1999-2003; Treasurer, Alumni
                                          Association of SUNY Maritime
                                          College since 2004 (President,
                                          2002-2003, First Vice President,
                                          2000-2001, Second Vice
                                          President, 1998-2000) and
                                          director of the same
                                          organization since 1997;
                                          Director, STCM Management
                                          Company, Inc., 1973-2004; twice
                                          national officer of Naval
                                          Reserve Association, commanding
                                          officer of four naval reserve
                                          units and Captain, USNR (Ret);
                                          director, The Navy League of the
                                          United States New York Council
                                          since 2002; trustee, The
                                          Maritime Industry Museum at Fort
                                          Schuyler, 2000-2004; and the
                                          Maritime College at Fort
                                          Schuyler Foundation, Inc. since
                                          2000.

John J. Partridge        Trustee  since   Founding Partner, Partridge,       3                   None
Providence, RI           2004             Snow & Hahn, LLP, a law firm,
(05/05/40)                                Providence, Rhode Island, since
                                          1988; Assistant Secretary -
                                          Advisor to the Board,
                                          Narragansett Insured Tax-Free
                                          Income Fund, since 2005, Trustee
                                          2002-2005; director of various
                                          educational, civic and
                                          charitable organizations,
                                          including Greater Providence
                                          Chamber of Commerce, Ocean State
                                          Charities Trust and Memorial
                                          Hospital of Rhode Island.

Officers
Diana P. Herrmann        President        Vice Chair and Chief Executive     N/A                  None
New York, NY             since 2004,      Officer of Aquila Management
(02/25/58)               Senior Vice      Corporation, Founder of the
                         President        Aquilasm Group of Funds and
                         since 1999 and   parent of Aquila Investment
                         Vice President   Management LLC, Manager , since
                         1988-1999        2004, President and Chief
                                          Operating Officer since 1997, a
                                          Director since 1984, Secretary since
                                          1986 and previously its Executive Vice
                                          President, Senior Vice President or
                                          Vice President, 1986-1997; Chief
                                          Executive Officer and Vice Chair since
                                          2004 and President, Chief Operating
                                          Officer and Manager of the Manager
                                          since 2003; Vice Chair, President,
                                          Executive Vice President or Senior
                                          Vice President of funds in the
                                          Aquilasm Group of Funds since 1986;
                                          Director of the Distributor since
                                          1997; trustee, Reserve Money-Market
                                          Funds, 1999-2000 and Reserve Private
                                          Equity Series, 1998-2000; Governor,
                                          Investment Company Institute and head
                                          of its Small Funds Committee since
                                          2004; active in charitable and
                                          volunteer organizations.

Robert W. Anderson       Chief            Chief Compliance Officer of the    N/A                  N/A
New York, NY (08/23/40)  Compliance       Trust/Fund, the Manager and the
                         Officer since    Distributor since 2004,
                         2004             Compliance Officer of the
                                          Manager or its predecessor and current
                                          parent since 1998 and Assistant
                                          Secretary of the Aquilasm Group of
                                          Funds since 2000.

Joseph P. DiMaggio       Chief            Chief Financial Officer of the     N/A                  N/A
New York, NY             Financial        Aquilasm Group of Funds since
(11/06/56)               Officer since    2003 and Treasurer since 2000.
                         2003 and
                         Treasurer
                         since 2000

Edward M. W. Hines       Secretary        Partner, Hollyer Brady Barrett &   N/A                   N/A
New York, NY             since 1985       Hines LLP, legal counsel to the
(12/16/39)                                Trust, since 1989; Secretary of the
                                          Aquilasm Group of Funds.

John M. Herndon          Assistant        Assistant Secretary of the         N/A                   N/A
New York, NY (12/17/39)  Secretary        Aquilasm Group of Funds since
                         since            1995 1995 and Vice President of the
                                          three Aquila Money-Market Funds since
                                          1990; Vice President of the Manager or
                                          its predecessor and current parent
                                          since 1990.


(1) The mailing address of each Trustee and officer is c/o Churchill Cash Reserves Trust, 380 Madison Avenue, New York, NY 10017.

(2) Because the Trust does not hold annual meetings, each Trustee holds office for an indeterminate term. The term of office of each officer is one year.

(3) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.

(4) Mr. Herrmann is an interested person of the Trust as that term is defined in the 1940 Act as an officer of the Trust and a director, officer and shareholder of the Manager's corporate parent.

(5) In this material Pacific Capital Cash Assets Trust, Pacific Capital U.S. Government Securities Cash Assets Trust and Pacific Capital Tax-Free Cash Assets Trust, each of which is a money-market fund, are called the "Aquila Money-Market Funds"; Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon, Tax-Free Fund of Colorado, Churchill Tax-Free Fund of Kentucky, Narragansett Insured Tax-Free Income Fund and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund, are called the "Aquila Bond Funds"; Aquila Rocky Mountain Equity Fund is an equity fund; considered together, these 11 funds, which do not include the dormant funds described in footnote 3, are called the "Aquilasm Group of Funds."

Compensation of Trustees

         The Trust does not pay fees to Trustees affiliated with the Manager or to any of the Trust's officers. During the fiscal year ended September 30, 2005, the Trust paid $3,000 in fees and reimbursement of expenses to the Trustees. These fees were paid by the Manager pursuant to an agreement with the Trust under which Trustee fees and other expenses of the Trust are paid by the Manager. The following table lists the compensation of all Trustees who received compensation from the Trust and the compensation they received during the Trust's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquilasm Group of Funds.

                                          Compensation      Number of
                                          from all          boards on
                         Compensation     funds             which the
                         from the         in the            Trustee
                         Trust            Aquilasm          serves
                                          Group of
Name                                      Funds

Theodore T. Mason          $1,500           $95,550           8

John J. Partridge          $1,500           $16,900           3


                             Ownership of Securities

     On January 24, 2006, the Manager held of record 1,002 of the Trust's shares, all of the shares then outstanding.


Additional Information about the Advisory and Administration Agreement

     The portions of the agreement relating to investment advisory services are no longer in effect. Only the portions of the agreement relating to administration services remain in effect.

Information about the Manager

Management Fees

     During the fiscal years ended September 30, 2005, 2004 and 2003 the Trust incurred no Management fees.


Transfer Agent, Custodian and Independent Registered Public Accounting Firm


     The Trust does not offer shares and has no transfer agent.

     The Trust's Custodian is Bank One Trust Company N.A., 1111 Polaris Parkway, Columbus, Ohio 43240; it receives, holds and delivers the Trust's portfolio securities (including physical securities, book-entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Trust. The Trust pays no fees to the custodian at present.

     The Trust's independent registered public accounting firm, Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 performs an annual audit of the Trust's financial statements.

Brokerage Allocation and Other Practices


     During the fiscal years ended September 30, 2005, 2004, and 2003 the Trust had no brokerage transactions and effected no transactions in portfolio securities.


Limitation of Redemptions in Kind

     The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Trust during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Trust will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash. The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in Part A, and such valuation will be made as of the same time the redemption price is determined.

                              Capital Stock

     The Trust has one class of shares. Each share represents an equal proportionate interest in the Trust with each other share. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders. Shares are fully paid and non-assessable, except as set forth in the following paragraph; holders of shares have no pre- emptive or conversion rights. Voting rights of shareholders cannot be modified other than by shareholder vote.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a trust such as the Trust, may, under certain circumstances, be held personally liable as partners for the obligations of the trust. For shareholder protection, however, an express disclaimer of shareholder liability for acts or obligations of the Trust is contained in the Declaration of Trust, which requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Trust. The Declaration of Trust provides for indemnification out of the Trust's property of any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Trust itself would be unable to meet its obligations. In the event the Trust had two or more Series, and if any such Series were to be unable to meet the obligations attributable to it (which, as is the case with the Trust, is relatively remote), the other Series would be subject to such obligations, with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

     The Declaration of Trust further indemnifies the Trustees of the Trust and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

          Purchase, Redemption, and Pricing of Shares

Amortized Cost Valuation

     The Trust operates under Rule 2a-7 (the "Rule") of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

     While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Trust would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Trust's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. The converse would apply in a period of rising interest rates.

     Under the Rule, the Trust's Board of Trustees must establish, and has established, procedures (the "Procedures") designed to stabilize at $1.00, to the extent reasonably possible, the Trust's price per share as computed for the purpose of sales and redemptions. Such procedures must include review of the Trust's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Trust's net asset value calculated by using available market quotations deviates from the per share value based on amortized cost. "Available market quotations" may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

     Under the Rule, if the extent of any deviation between the net asset value per share based upon "available market quotations" (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated. When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations. The Procedures contemplate changes in the dividends payable by the Trust under specified conditions, as described below under "Computation of Daily Dividends." This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

Computation of Daily Dividends

     Under the Procedures that the Trust's Board of Trustees have adopted relating to amortized cost valuation, the calculation of the Trust's daily dividends will change under certain circumstances from that indicated in the Prospectus. If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

     If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005. One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day. Automatic Withdrawal Plan

     If you own or purchase shares of the Trust having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50. Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan. All dividends must be reinvested.

     Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments. Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

     Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.


                              Taxation of the Trust

         The Trust, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by the Trust.

                                   Underwriter

     The Trust does not currently offer shares and has no underwriting agreement.

                          CHURCHILL CASH RESERVES TRUST
                            PART C: OTHER INFORMATION

 ITEM 23 Exhibits:

          (a) Supplemental Declaration of Trust Amending and Restating the Declaration of Trust (ii)

          (b) By-laws (iv)

          (c) Instruments defining rights of shareholders

               The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Trust. Each share represents an equal proportionate interest in the Trust with each other share of its class; shares of the respective classes represent proportionate interests in the Trust in accordance with their respective net asset values. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders, in accordance with the respective net asset values of the shares of each of the Trust's classes at that time. All shares are presently divided into four classes; however, if they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Trust may create additional classes of shares, which may differ from each other as provided in rules and regulations of the Securities and Exchange Commission or by exemptive order. The Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series"). See the Additional Statement for further information about possible additional series. Shares are fully paid and non-assessable, except as set forth under the caption "General Information" in the Additional Statement; the holders of shares have no pre-emptive or conversion rights, except that Class C Shares automatically convert to Class A Shares after being held for six years.

     At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) per share held (and proportionate fractional votes for fractional dollar amounts). Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Shares vote by classes on any matter specifically affecting one or more classes, such as an amendment of an applicable part of the Distribution Plan. No amendment may be made to the Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Trust except that the Trust's Board of Trustees may change the name of the Trust. The Trust may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Trust, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Trust.

          (d) (i) Investment Advisory and Administration Agreement (iii)


          (e) Not applicable

          (f) Not applicable

          (g) (i) Custody Agreement (i)

          (h) Not applicable

          (i) Not applicable

          (j) Not applicable

          (k) Not applicable

          (l) Not applicable

          (m) Not applicable

          (n) Not applicable

           (o) Reserved

           (p) Code of Ethics
               (i) The Trust (v)

     (i) Filed as an exhibit to Registrant's Post-Effective Amendment No. 12 dated November 29, 1995 and incorporated herein by reference.

     (ii) Filed as an exhibit to Registrant's Post-Effective Amendment No. 14 dated January 23, 1997 and incorporated herein by reference.

     (iii) Filed as an exhibit to Registrant's Post-Effective Amendment No. 17 dated January 29, 1999 and incorporated herein by reference.

     (iv) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed January 28, 2005.

     (v) Filed herewith.


ITEM 24. Persons Controlled By or Under Common Control with
         Registrant

         None

ITEM 25. Indemnification

     Subdivision (c) of Section 12 of Article SEVENTH of Registrant's Amended and Restated Declaration of Trust, filed as Exhibit 1 to Registrant's Post-Effective Amendment No. 14 dated January, 1997 is incorporated herein by reference. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. Business & Other Connections of Investment Adviser

     The business and other connections of Aquila Investment Management LLC, the Trust's Investment Adviser and Administrator is set forth in the prospectus (Part A); the business and other connections of Mr. Lacy B. Herrmann, its controlling shareholder are set forth in the Statement of Additional Information (Part B). For information as to the business, profession, vocation, or employment of a substantial nature of its Directors and officers, reference is made to the Form ADV filed by it under the Investment Advisers Act of 1940.


ITEM 27. Principal Underwriters

         None

ITEM 28. Location of Accounts and Records

All such accounts, books, and other documents are maintained by the Manager and the custodian, whose addresses are:

Manager:
Aquila Investment Management LLC
380 Madison Avenue
Suite 2300
New York, New York 10017

Custodian:
Bank One Trust Company N.A.
1111 Polaris Parkway
Columbus, Ohio 43240


ITEM 29. Management Services

         Not applicable.

ITEM 30. Undertakings

     (a) The Trust will not resume operations without first filing an appropriate amendment to its registration under the Securities Act of 1933 and the Investment Company Act of 1940, which amendment shall become effective under Rule 485(a).

                                    SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 26th day of January, 2006.

                              CHURCHILL CASH RESERVES TRUST
                                  (Registrant)


                                   /s/ Diana P. Herrmann
                              By-----------------------------
                                Diana P. Herrmann
                                President

                          CHURCHILL CASH RESERVES TRUST
                                  EXHIBIT INDEX

         (p)   Code of Ethics
                (i) The Trust